                                                                   EXHIBIT 4.102

                                                          CLIFFORD CHANCE US LLP

                                                                  CONFORMED COPY

                               REGENTS PLACE, INC.
                                   AS PLEDGOR

                                       AND

                   THE LAW DEBENTURE TRUST CORPORATION P.L.C.,
                                AS SECURED PARTY

            --------------------------------------------------------

                               SECURITY AGREEMENT

            --------------------------------------------------------

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                                TABLE OF CONTENTS

SECTION                                                                                                     PAGE
Section 1.      Definitions............................................................................       1

Section 2.      Grant of Security Interest.............................................................       4

Section 3.      Authorization; Responsibility..........................................................       5

Section 4.      Relation to Other Security Documents...................................................       5

Section 5.      Representations and Warranties.........................................................       6

Section 6.      Covenants..............................................................................       6

Section 7.      Limitations on Requirements as to Perfection...........................................      11

Section 8.      Inspection and Verification............................................................      12

Section 9.      Collateral Protection Expenses; Preservation of Collateral.............................      12

Section 10.     Securities and Deposits................................................................      13

Section 11.     Notification to Account Debtors and Other Persons Obligated on Collateral..............      13

Section 12.     Power of Attorney......................................................................      14

Section 13.     Remedies...............................................................................      15

Section 14.     Standards for Exercising Remedies......................................................      15

Section 15.     Waivers by Pledgor; Obligations Absolute...............................................      16

Section 16.     Marshalling............................................................................      17

Section 17.     Proceeds of Dispositions...............................................................      17

Section 18.     Amounts Due Hereunder..................................................................      17

Section 19.     Termination............................................................................      17

Section 20.     Reinstatement..........................................................................      17

Section 21.     Miscellaneous..........................................................................      18

Exhibit A  UCC PERFECTION CERTIFICATE
Exhibit B  FORM OF COPYRIGHT SECURITY AGREEMENT SUPPLEMENT
Exhibit C  FORM OF PATENT SECURITY AGREEMENT SUPPLEMENT
Exhibit D  FORM OF TRADEMARK SECURITY AGREEMENT SUPPLEMENT

         SECURITY AGREEMENT (this "AGREEMENT") dated as of May 19, 2003, between REGENTS PLACE, INC., a Delaware corporation ("PLEDGOR"), and THE LAW DEBENTURE TRUST CORPORATION p.l.c. ("LAW DEBENTURE"), as Security Trustee (together with any co-trustee, co-agent or other entity appointed pursuant to clause 16 of the STID (as defined below) ("SECURED PARTY") under the Security Trust and Intercreditor Deed dated the date hereof and made among Marconi Corporation plc as Issuer; Secured Party; the persons listed in Schedule 1 thereto as Guarantors; Law Debenture Trust Company of New York as Senior Note Trustee; JPMorgan Chase Bank as Junior Note Trustee; HSBC Bank plc as New Bonding Facility Agent and Escrow Bank; The Bank of New York as Depositary, Paying Agent and Registrar; the persons listed in Part A of Schedule 2 thereto as Intra-Group Creditors; the persons listed in Part B of Schedule 2 thereto as Intra-Group Borrowers; and the persons listed in Schedule 3 thereto as New Bonding Facility Banks (as amended, modified or supplemented from time to time, the "STID").

         WHEREAS, Pledgor has entered into (i) the Guarantee of Senior Notes,
(ii) the Guarantee of Junior Notes and (iii) the Composite Guarantee, each dated the date hereof in favor of Secured Party (collectively, the "GUARANTEES"), pursuant to which Pledgor has agreed to guarantee certain obligations and to secure those obligations and, in connection therewith, inter alia, to execute and deliver to Secured Party a security agreement in substantially the form hereof;

         NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         Section 1.        DEFINITIONS.

                  1.01. Definition of Terms Used Herein Generally. Unless otherwise defined herein, terms defined in the STID and used herein have the meanings given to them in the STID. All terms used herein and defined in the NYUCC shall have the same definitions herein as specified therein; provided, however, that if a term is defined in Article 9 of the NYUCC differently than in another Article of the NYUCC, the term has the meaning specified in Article 9 of the NYUCC.

                  1.02. Definition of Certain Terms Used Herein. As used herein, the following terms shall have the following meanings:

         "COLLATERAL" shall have the meaning assigned to such term in Section 2.

         "COPYRIGHT LICENSE" shall mean any written agreement, now or hereafter in effect, granting any right to any third party under any Copyright now or hereafter owned by Pledgor or that Pledgor otherwise has the right to license, or granting any right to Pledgor under any Copyright now or hereafter owned by any third party or that any third party otherwise has the right to license, and all rights of Pledgor under any such agreement.

         "COPYRIGHT OFFICE" shall mean the United States Copyright Office.

         "COPYRIGHT SECURITY AGREEMENT SUPPLEMENT" shall mean a supplement to this Agreement, executed by Pledgor in favor of Secured Party, substantially in the form of Exhibit B hereto.

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                                                                               2

         "COPYRIGHTS" shall mean (a) all copyright rights in any work subject to the copyright laws of the United States or any other country, whether as author, assignee, transferee or otherwise, and (b) all registrations and applications for registration of any such copyright in the United States or any other country and all extensions and renewals thereof.

         "DEFAULT" shall mean any event or circumstance that constitutes a Default under the Senior Note Indenture or the Junior Note Indenture.

         "DEPOSITARY" shall have the meaning assigned to such term in the Deposit Account Control Agreement.

         "DEPOSIT ACCOUNT CONTROL AGREEMENT" shall mean an agreement in form and substance satisfactory to Secured Party, pursuant to which the relevant depositary bank agrees, inter alia, to comply with instructions originated by Secured Party directing disposition of the funds in the relevant deposit account without further consent by Pledgor, and not to comply with any instructions originated by Pledgor directing disposition of such funds, in each case upon receipt by such depositary bank of a written notice from Secured Party to such effect.

         "EVENT OF DEFAULT" shall mean any event or circumstance that constitutes an Event of Default under the Senior Note Indenture or the Junior
Note Indenture.

         "GOVERNMENT DEBTOR" shall have the meaning assigned to such term in
Section 5.01(a).

         "INTELLECTUAL PROPERTY" shall mean all intellectual and similar property of Pledgor of every kind and nature now owned or hereafter acquired by Pledgor, including inventions, designs, Patents, Patent Licenses, Trademarks, Trademark Licenses, Copyrights, Copyright Licenses, trade secrets, confidential or proprietary technical and business information, know-how, show-how or other data or information, software and databases and all embodiments or fixations thereof and related documentation, registrations and franchises, licenses for any of the foregoing and all license rights, and all additions, improvements and accessions to, and books and records describing or used in connection with, any of the foregoing.

         "LIEN" shall have the meaning assigned to the term "Security" in the STID.

         "NYUCC" shall mean the Uniform Commercial Code as in effect in the State of New York from time to time.

         "PATENT LICENSE" shall mean any written agreement, now or hereafter in effect, granting to any third party any right to make, use or sell any invention on which a Patent, now or hereafter owned by Pledgor or that Pledgor otherwise has the right to license, is in existence, or granting to Pledgor any right to make, use or sell any invention on which a Patent, now or hereafter owned by any third party, is in existence or that any third party otherwise has the right to license, and all rights of Pledgor under any such agreement.

         "PATENT SECURITY AGREEMENT SUPPLEMENT" shall mean a supplement to this Agreement, executed by Pledgor in favor of Secured Party, substantially in the form of Exhibit C hereto.

         "PATENTS" shall mean (a) all letters patent of the United States or any other country, all registrations and recordings thereof, and all pending applications for letters patent of the United States or any other country, including registrations, recordings and applications in the PTO or in any similar office

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                                                                               3

or agency of the United States, any State or Territory thereof, or any other country, and (b) all reissues, continuations, divisions, continuations-in-part, renewals or extensions thereof and the inventions disclosed or claimed therein, including the right to make, use and/or sell inventions disclosed or claimed therein.

         "PERFECTION CERTIFICATE" shall mean a certificate substantially in the form of Exhibit A hereto, completed and supplemented with the schedules and attachments contemplated thereby, and duly executed by Pledgor.

         "PERFECTION SUPPLEMENT" shall have the meaning assigned to such term in
Section 6.14.

         "PTO" shall mean the United States Patent and Trademark Office.

         "SECURED OBLIGATIONS" shall mean all present and future indebtedness, liabilities and obligations (for the avoidance of doubt, including any liabilities and obligations which have been cash-collateralized by the Pledgor) at any time of the Pledgor under the Relevant Documents, both actual and contingent and whether incurred solely or jointly or in any other capacity together with any of the following matters relating to or arising in respect of those liabilities and obligations:.

         (a)      any refinancing, novation, deferral or extension;

         (b) any obligation relating to any increase in the amount of such obligations;

         (c)      any claim for damages or restitution; and

         (d) any claim as a result of any recovery by the Pledgor of a payment or discharge, or non-allowability, on the grounds of preference,

and any amounts that would be included in any of the above but for any discharge, non-provability or unenforceability of those amounts in any insolvency or other proceedings (including interest accruing after the commencement of any insolvency or other proceedings).

         "SECURITY DOCUMENTS" shall mean this Agreement, the Perfection Certificate, the Stock Pledge Agreement, the Deposit Account Control Agreements and the other documents, agreements and supplements to be executed pursuant to the terms hereof, each as entered into, or as shall be entered into, by Pledgor.

         "SECURITY INTEREST" shall mean the security interest granted pursuant to Section 2, as well as all other security interests created or assigned as additional security for the Secured Obligations pursuant to the provisions of this Agreement.

         "STID" shall have the meaning assigned to such term in the preamble to this Agreement.

         "STOCK PLEDGE AGREEMENT" shall mean the stock pledge agreement dated on or about the date hereof between Secured Party and Pledgor.

         "TRADEMARK LICENSE" shall mean any written agreement, now or hereafter in effect, granting to any third party any right to use any Trademark now or hereafter owned by Pledgor or that Pledgor otherwise has the right to license, or granting to Pledgor any right to use any Trademark now or hereafter owned by any third party or that any third party otherwise has the right to license, and all rights of Pledgor under any such agreement.

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                                                                               4

         "TRADEMARK SECURITY AGREEMENT SUPPLEMENT" shall mean a supplement to this Agreement, executed by Pledgor in favor of Secured Party, substantially in the form of Exhibit D hereto.

         "TRADEMARKS" shall mean (a) all trademarks, service marks, trade names, corporate names, company names, business names, fictitious business names, trade styles, trade dress, logos, other source or business identifiers, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all registration and recording applications filed in connection therewith, including registrations and registration applications in the PTO, any State of the United States or any similar offices in any other country or any political subdivision thereof, and all extensions or renewals thereof, (b) all goodwill associated therewith or symbolized thereby and (c) all other assets, rights and interests that uniquely reflect or embody such goodwill.

         "UCC" shall mean the Uniform Commercial Code as in effect in any jurisdiction (except as otherwise contemplated in Section 6.15). References to particular sections of Article 9 of the UCC shall be, unless otherwise indicated, references to Revised Article 9 of the UCC adopted and effective in certain jurisdictions on or after July 1, 2001.

                  1.03.    Rules of Interpretation.

The rules of interpretation specified in clause 1.2 of the STID shall be applicable to this Agreement.

"continuing" in relation to an Enforcement Event shall be construed as a reference to an acceleration of any Secured Obligation (other than Secured Obligations arising under the New Bonding Facility Agreement) where such acceleration has not been rescinded in writing or a declaration that the Secured Obligations (other than Secured Obligations arising under the New Bonding Facility Agreement) are prematurely due and payable (other than solely as a result of it becoming unlawful for a Secured Creditor to perform its obligations under the Relevant Documents) where such declaration has not been revoked in writing or any failure by an Obligor to pay any principal amount in respect of any Secured Obligations (other than Secured Obligations arising under the New Bonding Facility Agreement) whether on maturity or otherwise which has not been waived in writing. For purposes of this clause, "Secured Obligations" shall have the meaning assigned to such term in the STID.

                  1.04. STID. The parties hereto acknowledge that Secured Party, when acting hereunder, shall be acting in accordance with and subject to the terms of the STID.

                  1.05. Conflict. Notwithstanding any provision to the contrary contained herein, the parties agree that this Agreement is subject in all respects to the STID and for the avoidance of doubt, in the event of any inconsistency, the provisions of the STID shall prevail.

         Section 2. GRANT OF SECURITY INTEREST. To secure the payment or performance, as the case may be, in full of the Secured Obligations, Pledgor hereby grants to Secured Party a security interest in and mortgage on and pledges and assigns to Secured Party, its successors and assigns the following properties, assets and rights of Pledgor, wherever located, whether now owned or hereafter acquired or arising, and all proceeds and products thereof (all of the same being hereinafter called the "COLLATERAL"): all personal property and fixtures of every kind and nature, including without limitation all goods (including without limitation inventory, equipment and any accessions thereto), instruments (including

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                                                                               5

without limitation promissory notes), documents, accounts (including without limitation health-care-insurance receivables), chattel paper (whether tangible or electronic), deposit accounts, letter-of-credit rights (whether or not the letter of credit is evidenced by a writing), money, tort claims, securities and all other investment property, supporting obligations, any other contract rights or rights to the payment of money, insurance claims and proceeds, and all general intangibles (including without limitation all Intellectual Property, insurance policies and payment intangibles). Secured Party acknowledges that the attachment of its security interest in any commercial tort claim as original collateral is subject to Pledgor's compliance with Section 6.10.

         Section 3.        AUTHORIZATION; RESPONSIBILITY .

                  3.01. Authorization to File Financing Statements. Pledgor hereby irrevocably authorizes Secured Party at any time and from time to time to file in any jurisdiction in which the UCC has been adopted any initial financing statements and amendments thereto that (a) indicate the Collateral (i) as all assets of Pledgor or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the NYUCC or such jurisdiction, or (ii) as being of an equal or lesser scope or with greater detail, and (b) contain any other information required by part 5 of Article 9 of the UCC for the sufficiency or filing office acceptance of any initial financing statement or amendment, including (i) the type of organization of Pledgor and any organization identification number issued to Pledgor and,
(ii) in the case of a financing statement filed as a fixture filing or indicating Collateral as timber to be cut or as-extracted collateral, a sufficient description of real property to which such Collateral relates. Pledgor agrees to furnish any such information to Secured Party promptly upon request. Pledgor also ratifies its authorization for Secured Party to have filed in any UCC jurisdiction any like initial financing statements or amendments thereto if filed prior to the date hereof. The authorization conferred on Secured Party under this Section 3 is solely to protect Secured Party's interest in the Pledged Collateral and shall not impose any duty on Secured Party to act.

                  3.02. No Responsibility to Perfect. Clause 14.8 of the STID is hereby incorporated herein by this reference with the same effect as though set forth in its entirety herein.

         Section 4. RELATION TO OTHER SECURITY DOCUMENTS. The provisions of this Agreement supplement the provisions of any real estate mortgage or deed of trust granted by Pledgor to Secured Party and securing the payment or performance of any of the Secured Obligations. Nothing contained in any such real estate mortgage or deed of trust shall derogate from any of the rights or remedies of Secured Party hereunder.

                  4.01. Other Security Documents. Concurrently herewith Pledgor is executing and delivering to Secured Party the other Security Documents. All collateral covered by such other Security Documents shall be governed by the terms of such other Security Documents and not by the terms of this Agreement (to the extent that the terms of such other Security Documents conflict with the terms hereof).

                  4.02.    Omitted.

                  4.03.    Omitted.

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                                                                               6

         Section 5. REPRESENTATIONS AND WARRANTIES. Pledgor represents and warrants to Secured Party as follows:

                  5.01. Nature of Collateral. None of the Collateral constitutes, or is the proceeds of, farm products and none of the Collateral has been purchased will be used by Pledgor primarily for personal, family or household purposes, and except as indicated in the Perfection Certificate:

                           (a)      none of the account debtors or other persons
obligated on any of the Collateral is a governmental authority subject to the Federal Assignment of Claims Act or like federal, state or local statute or rule in respect of such Collateral (a "GOVERNMENT DEBTOR"), which Collateral has a value of at least $1,000,000, and, in the case of Collateral that is a contract, also has a term of at least one (1) year.

                           (b)      Pledgor holds no commercial tort claims.

                  5.02.    Perfection Certificate; Perfection.

                           (a)      All information set forth on the Perfection
Certificate is, and all information set forth on each Perfection Supplement shall be, accurate and complete.

                           (b)      Omitted.

         Section 6. COVENANTS. Pledgor covenants and agrees with Secured Party, in each case at Pledgor's own cost and expense, as follows.

                  6.01. Pledgor's Name, Legal Status, Locations. Without providing at least thirty (30) days' prior written notice to Secured Party, Pledgor shall not change (a) its name; (b) its type of organization, its jurisdiction or organization or other legal structure; or (c) its place of business or (if it has more than one place of business) its chief executive office or its mailing address.

                  6.02. Pledgor's Organizational Number. Without providing at least thirty (30) days' prior written notice to Secured Party, Pledgor shall not change its organizational identification number if it has one. If Pledgor does not have an organizational identification number and later obtains one, Pledgor shall forthwith notify Secured Party of such organizational identification number.

                  6.03. Title to Collateral. (a) Except for the Security Interest herein granted and Liens not expressly prohibited by the Indentures, Pledgor shall be the owner of the Collateral free from (and Pledgor shall not create or suffer to exist on the Collateral) any Lien; and (b) Pledgor shall not pledge, mortgage or create, or suffer to exist a Lien on the Collateral in favor of any person other than Secured Party except for Liens permitted by the Indentures.

                  6.04. Promissory Notes and Tangible Chattel Paper. Subject to Section 7, if Pledgor shall at any time hold or acquire any promissory notes or tangible chattel paper, Pledgor shall forthwith endorse, assign and deliver the same to Secured Party, accompanied by such instruments of transfer or assignment duly executed in blank as Secured Party may from time to time specify and with respect to any such Collateral in the possession or control of Secured Party, Pledgor waives any restriction or obligation imposed on Secured Party by Sections 9-207(c)(1) and 9-207(c)(2) of the NYUCC. Secured Party agrees that, upon written request from Pledgor certifying that Pledgor requires possession of a promissory note or tangible chattel paper then in the possession of Secured Party in order to enforce the

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                                                                               7

same, it shall deliver to Pledgor such promissory note or tangible chattel paper to Pledgor; Pledgor agrees that such promissory note or tangible chattel paper shall be held to the order of Secured Party.

                  6.05. Deposit Accounts. Subject to Section 7, for each deposit account that Pledgor at any time opens or maintains, Pledgor shall cause the depositary bank to enter into a Deposit Account Control Agreement. Secured Party agrees with Pledgor that Secured Party shall not give to any Depositary the notice referred to in Section 2.01 of the Deposit Account Control Agreement or withhold any withdrawal rights from Pledgor, unless an Enforcement Event has occurred and is continuing. The foregoing provisions of this Section 6.05 shall not apply to (i) deposit accounts for which Secured Party is the depositary bank and (ii) deposit accounts specially and exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of Pledgor's salaried employees. With respect to any deposit accounts, rights arising under deposit accounts or proceeds thereof in the possession or within the control of Secured Party, Pledgor waives any restriction or obligation imposed on Secured Party by Sections 9-207(c)(1), 9-207(c)(2) and 9-208 of the NYUCC.

                  6.06. Investment Property. If Pledgor shall at any time hold or acquire any certificated securities, Pledgor shall forthwith endorse, assign and deliver the same to Secured Party, accompanied by such instruments of transfer or assignment duly executed in blank as Secured Party may from time to time specify. If any securities now owned or hereafter acquired by Pledgor are uncertificated and are issued to Pledgor or its nominee directly by the issuer thereof, Pledgor shall immediately notify Secured Party thereof and shall cause the issuer to enter into a written agreement or other authenticated record with Secured Party, in form and substance satisfactory to Secured Party, pursuant to which such issuer shall agree, among other things, to comply with instructions from Secured Party as to such securities, without further consent of Pledgor or such nominee; in the event Pledgor is unable or otherwise fails to obtain such written agreement or other authenticated record from an issuer, Pledgor shall arrange for Secured Party or a Delegate to become the registered owner of the securities. If any securities, whether certificated or uncertificated, or other investment property now or hereafter acquired by Pledgor are held or acquired by Pledgor or its nominee through a securities intermediary or commodity intermediary, Pledgor shall immediately notify Secured Party thereof and shall cause such securities intermediary or (as the case may be) commodity intermediary to enter into a written agreement or other authenticated record with Secured Party, in form and substance satisfactory to Secured Party, pursuant to which such securities intermediary or commodities intermediary, as the case may be, shall, among other things, agree to comply with entitlement orders or other instructions from Secured Party to such securities intermediary as to such securities or other investment property, or (as the case may be) to apply any value distributed on account of any commodity contract as directed by Secured Party to such commodity intermediary, in each case without further consent of Pledgor or such nominee; in the event Pledgor is unable or otherwise fails to obtain such written agreement or other authenticated record from a securities intermediary or commodities intermediary, as the case may be, Pledgor shall, in the case of financial assets or other investment property held through a securities intermediary, arrange for Secured Party or a Delegate to become the entitlement holder with respect to such investment property, with Pledgor being permitted, only with the consent of Secured Party (acting on instructions received pursuant to the terms of the STID), to exercise rights to withdraw or otherwise deal with such investment property. Secured Party agrees with Pledgor that Secured Party shall not give any such entitlement orders or instructions or directions to any such issuer, securities intermediary or commodity intermediary, and shall not withhold

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                                                                               8

its consent to the exercise of any withdrawal or dealing rights by Pledgor, unless an Enforcement Event has occurred and is continuing or, after giving effect to any such investment and withdrawal rights not otherwise permitted by the Relevant Documents, a Default or Event of Default would occur. The provisions of this Section 6.06 shall not apply to any financial assets credited to a securities account for which Secured Party is the securities intermediary. With respect to any such Collateral in the possession or within the control of Secured Party, Pledgor waives any restriction or obligation imposed on Secured Party by Sections 9-207(c)(1), 9-207(c)(2) and 9-208 of the NYUCC.

                  6.07.    Collateral in the Possession of a Bailee. Subject to
Section 7, if any goods are at any time in the possession of a bailee (which bailee has agreed to hold or in fact holds such goods for more than ninety (90)
days), Pledgor shall promptly notify Secured Party thereof and shall use commercially reasonable efforts promptly to obtain an acknowledgement from such bailee, in form and substance satisfactory to Secured Party, that such bailee holds such Collateral for the benefit of Secured Party and shall act upon the instructions of Secured Party, without the further consent of Pledgor. Secured Party agrees with Pledgor that Secured Party shall not give any such instructions unless an Enforcement Event has occurred and is continuing or a Default or Event of Default would occur after taking into account any action by Pledgor with respect to such bailee. With respect to any such Collateral in the possession or within the control of Secured Party or a bailee, Pledgor waives any restriction or obligation imposed on Secured Party by Sections 9-207(c)(1) and 9-207(c)(2) of the UCC.

                  6.08. Electronic Chattel Paper and Transferable Records. Subject to Section 7, if Pledgor at any time holds or acquires an interest in any electronic chattel paper or any "transferable record," as that term is defined in Section 201 of the federal Electronic Signatures in Global and National Commerce Act, or in Section 16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction, Pledgor shall promptly notify Secured Party thereof and shall use commercially reasonable efforts to vest in Secured Party control, under Section 9-105 of the UCC, of such electronic chattel paper or control under Section 201 of the federal Electronic Signatures in Global and National Commerce Act or, as the case may be, Section 16 of the Uniform Electronic Transactions Act, as so in effect in such jurisdiction, of such transferable record. Secured Party agrees with Pledgor that Secured Party shall arrange, pursuant to procedures satisfactory to Secured Party and so long as such procedures will not result in Secured Party's loss of control, for Pledgor to make alterations to the electronic chattel paper or transferable record permitted under Section 9-105 of the UCC or, as the case may be, Section 201 of the federal Electronic Signatures in Global and National Commerce Act or
Section 16 of the Uniform Electronic Transactions Act, unless an Enforcement Event has occurred and is continuing or a Default or Event of Default would occur after taking into account any action by Pledgor with respect to such electronic chattel paper or transferable record. With respect to any such Collateral in the possession or within the control of Secured Party, Pledgor waives any restriction or obligation imposed on Secured Party by Sections 9-207(c)(1), 9-207(c)(2) and 9-208 of the NYUCC.

                  6.09. Letter of Credit Rights. Subject to Section 7, if Pledgor is at any time a beneficiary under a letter of credit now or hereafter issued in favor of Pledgor with a term of ninety (90) days or longer, Pledgor shall promptly notify Secured Party thereof and Pledgor shall use commercially reasonable efforts to arrange, for the issuer and any nominated person with respect to such letter of credit to consent, pursuant to an agreement or other authenticated record with and in form and substance

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                                                                               9

satisfactory to Secured Party, to an assignment to Secured Party of the proceeds of any drawing under the letter of credit ; in the event Pledgor is unable or otherwise fails to obtain such agreement or other authenticated record from an issuer, Pledgor shall arrange for Secured Party or a Delegate to become the transferee beneficiary of the letter of credit, with Secured Party agreeing, in each case, that the proceeds of any drawing under the letter of credit are to be applied as provided in the STID. With respect to any such Collateral in the possession or within the control of Secured Party, Pledgor waives any restriction or obligation imposed on Secured Party by Sections 9-207(c)(1), 9-207(c)(2) and 9-208 of the NYUCC.

                  6.10. Commercial Tort Claims. Subject to Section 7, if Pledgor shall at any time hold or acquire a commercial tort claim, Pledgor shall upon the assertion of such claim in litigation, arbitration or any other proceeding (whether by way of the filing of a complaint, counterclaim, cross claim or otherwise), notify Secured Party in a writing signed by Pledgor of the brief details thereof and grant to Secured Party in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance satisfactory to Secured Party.

                  6.11.    Intellectual Property.

                           (a)      Pledgor shall within twenty (20) days of (i)
filing an application for the registration of any Patent, Trademark, or Copyright with the PTO, the Copyright Office or any similar office or agency of any jurisdiction, and (ii) receiving a notice of any Patent, Trademark or Copyright registration from the PTO, the Copyright Office or any similar office or agency of any jurisdiction (whether by itself or through any agent, employee, licensee or designee) give Secured Party written notice thereof, and shall execute and deliver to Secured Party any and all Patent Security Agreement Supplements, Trademark Security Agreement Supplements or Copyright Security Agreement Supplements as Secured Party may request to evidence Secured Party's Security Interest in such Patent, Trademark or Copyright, and the general intangibles of Pledgor relating thereto or represented thereby.

                           (b)      Pledgor shall take all actions requested by
Secured Party to maintain and pursue each application, to obtain the relevant registration and to maintain the registration of its Patents or Trademarks (now or hereafter existing), including the filing of applications for renewal, affidavits of use, affidavits of noncontestability and opposition and interference and cancellation proceedings, unless Pledgor shall reasonably determine that such Patent or Trademark is not material to the conduct of its business.

                           (c)      With respect to any Intellectual Property
constituting Collateral that Pledgor has reasonably determined continues to be useful and material to the conduct of Pledgor's business, Pledgor shall manage such Intellectual Property consistent with its past practices related to prosecution, maintenance, dedication to the public, abandonment, protection and enforcement of Intellectual Property.

                           (d)      Pledgor assumes all responsibility and
liability arising from the use of the Intellectual Property and hereby indemnifies and holds Secured Party and each other Secured Creditor harmless from and against any claim, suit, loss, damage or expense (including attorneys' fees arising out of any alleged defect in any product manufactured, promoted or sold by Pledgor (or any affiliate or subsidiary thereof) in connection with such Intellectual Property or out of the manufacture, promotion, labelling, sale or advertisement of any such product by Pledgor (or any affiliate or subsidiary thereof).

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                                                                              10

                  6.12. Landlord Consents. Pledgor shall use commercially reasonable efforts to deliver to Secured Party an executed letter in form and substance acceptable to Secured Party from each landlord from which Pledgor leases premises on which Goods or Inventory of Pledgor with a book value in excess of ten million dollars ($10,000,000) is located, stored, used or held in the United States of America promptly upon the book value of Goods or Inventory located, stored, used or held at such premises reaching ten million dollars ($10,000,000) (each such letter, a "LANDLORD WAIVER LETTER") pursuant to which such landlord, among other things, acknowledges the security interest granted by Pledgor to Secured Party in such Goods and Inventory, waives or subordinates any Lien such landlord may have in respect of such Goods or Inventory and agrees to provide the Secured Party with access to such premises upon the occurrence and during the continuance of an Event of Default.

                  6.13. Dispositions of Collateral. Pledgor shall not sell or otherwise dispose, or offer to sell or otherwise dispose, of the Collateral or any interest therein except for (i) sales and leases of inventory in the ordinary course of business and (ii) dispositions not expressly prohibited by the Indentures.

                  6.14. Periodic Certification. Each year, at the time of delivery of annual financial statements with respect to the preceding fiscal year pursuant to Section 4.20 of the Indentures, Pledgor shall deliver to Secured Party a supplemental perfection certificate (each, a "PERFECTION SUPPLEMENT") executed by Pledgor setting forth the information required pursuant to the Perfection Certificate or confirming that there has been no change in such information since the date of such certificate or the date of the most recent certificate delivered pursuant to this Section 6.14.

                  6.15. Other Actions as to any and all Collateral. Pledgor further agrees to take any other action requested by Secured Party to ensure the attachment and perfection of, and the ability of Secured Party to enforce, the Security Interest created or purported to be created, in any and all of the Collateral or for the exercise of rights and remedies of Secured Party provided by or pursuant to this Agreement or by law including, without limitation, (a) executing, delivering and, where appropriate, filing financing statements and amendments relating thereto under the UCC; (b) causing Secured Party's name to be noted as secured party on any certificate of title for a titled good if such notation is a condition to attachment or perfection of, or ability of Secured Party to enforce, the Security Interest in such Collateral; (c) complying with any provision of any statute, regulation or treaty of the United States as to any Collateral if compliance with such provision is a condition to the attachment or perfection of, or the ability of Secured Party to enforce, the Security Interest in such Collateral; (d) obtaining governmental and other third party consents and approvals, including without limitation any consent of any licensor, lessor or other person obligated on Collateral; (e) obtaining waivers from mortgagees, bailees, landlords and any other person who has possession of or any interest in any Collateral or any real property on which any Collateral may be located, in form and substance satisfactory to Secured Party; and (f) executing, delivering and recording, where applicable, such other documents or instruments and taking all actions required by the UCC or by other law, as applicable in any relevant UCC jurisdiction, or by other law as applicable in any foreign jurisdiction.

                  6.16. Federal Assignment of Claims Act. Subject to Section 7, Pledgor shall (x) within ten (10) Business Days of the existence of a Governmental Debtor send to such entity a written request that such entity, in writing (an "ACA LETTER") (i) consent to the security interest granted by Pledgor to

Secured Party in such Collateral, (ii) agree to do such other things as may be necessary pursuant to the terms of the Collateral, and (iii) to agree that, upon receipt of notice from Secured Party, such entity will make payments under such Collateral as Secured Party shall direct; and (y) use commercially reasonable efforts to deliver to Secured Party, within thirty (30) days of Pledgor's request sent pursuant to clause (x) above, such ACA Letter executed by such Governmental Debtor.

         Section 7. LIMITATIONS ON REQUIREMENTS AS TO PERFECTION. The covenants of Pledgor set forth in Sections 6.04, 6.05, 6.07, 6.08, 6.09, 6.10 and 6.16 are subject to the following limitations:

                  (a) Pledgor shall not be required to comply with the perfection requirements of Section 6.04 except with respect to any promissory note or item of tangible commercial paper that evidences an obligation of at least (i) $1,000,000, if there has occurred and is continuing a Default or an Event of Default, of which occurrence the Issuer has notified the Senior Note Trustee pursuant to Section 6.19 of the Senior Note Indenture or the Junior Note Trustee pursuant to Section 6.19 of the Junior Note Indenture or of which occurrence the Senior Note Trustee, the Holders of the Senior Note, the Junior Note Trustee or the Holders of the Junior Notes have notified the Issuer or (ii) $5,000,000, otherwise.

                  (b) Pledgor shall not be required to comply with the perfection requirements of Section 6.05 with respect to any bank account that does not at any time have a credit balance of $150,000. Pledgor shall within fifteen (15) Business Days after the date of this Agreement deliver to Secured Party Deposit Account Control Agreements executed by depositary banks with respect to bank accounts, the aggregate balance of which is at least 50% of the aggregate balance of all bank accounts that are subject to the perfection requirements of Section 6.05. Pledgor shall within thirty (30) days after the date of this Agreement deliver to Secured Party Deposit Account Control Agreements executed by depositary banks with respect to the remainder of the bank accounts that are subject to the perfection requirements of Section 6.05.

                  (c) Pledgor shall not be required to comply with the perfection requirements of Section 6.07 except with respect to goods agreed to be held or in fact held by a bailee, which goods have an aggregate book value at least (i) $1,000,000, if there has occurred and is continuing a Default or an Event of Default, of which occurrence the Issuer has notified the Senior Note Trustee pursuant to Section 6.19 of the Senior Note Indenture or the Junior Note Trustee pursuant to Section 6.19 of the Junior Note Indenture, or of which occurrence the Senior Note Trustee, the Holders of the Senior Notes, the Junior Note Trustee or the Holders of the Junior Notes have notified the Issuer or (ii) $5,000,000, otherwise.

                  (d) Pledgor shall not be required to comply with the perfection requirements of Section 6.08 except with respect to any item of electronic chattel paper or any transferable record that evidences an obligation of at least (i) $1,000,000, if there has occurred and is continuing a Default or an Event of Default, of which occurrence the Issuer has notified the Senior Note Trustee pursuant to Section 6.19 of the Senior Note Indenture or the Junior Note Trustee pursuant to Section 6.19 of the Junior Note Indenture, or of which occurrence the Senior Note Trustee, the Holders of the Senior Notes, the Junior Note Trustee or the Holders of the Junior Notes have notified the Issuer or (ii) $5,000,000, otherwise.

                  (e) Pledgor shall not be required to comply with the perfection requirements of Section 6.09 except with respect to one or more letters of credit issued by an issuer for the benefit of

Pledgor, which letters of credit have an aggregate face amount of at least (i) $1,000,000, if there has occurred and is continuing a Default or an Event of Default, of which occurrence the Issuer has notified the Senior Note Trustee pursuant to Section 6.19 of the Senior Note Indenture or the Junior Note Trustee pursuant to Section 6.19 of the Junior Note Indenture, or of which occurrence the Senior Note Trustee, the Holders of the Senior Notes, the Junior Note Trustee or the Holders of the Junior Notes have notified the Issuer or (ii) $5,000,000, otherwise.

                  (f) Pledgor shall not be required to comply with the perfection requirements of Section 6.10 except with respect to Pledgor's commercial tort claim or series of related commercial tort claims worth at least
(i) $1,000,000, if there has occurred and is continuing a Default or an Event of Default, of which occurrence the Issuer has notified the Senior Note Trustee pursuant to Section 6.19 of the Senior Note Indenture or the Junior Note Trustee pursuant to Section 6.19 of the Junior Note Indenture, or of which occurrence the Senior Note Trustee, the Holders of the Senior Notes, the Junior Note Trustee or the Holders of the Junior Notes have notified the Issuer or (ii) $5,000,000, otherwise.

                  (g) Pledgor shall not be required to comply with the perfection requirements of Section 6.16 except (i) with respect to any item of Collateral that has a value of at least $1,000,000, and, in the case of Collateral that is a contract, also has a term of at least one (1) year; and
(ii) if there has occurred and is continuing (a) an Insolvency Event of Default,
(b) an Enforcement Event or (c) the occurrence of any Event of Default with respect to which the Security Trustee has been instructed under the STID; and
(iii) upon the request of the Secured Party, acting upon instructions pursuant to the STID.

         Section 8. INSPECTION AND VERIFICATION. Secured Party and such Persons as Secured Party may designate shall have the right, as reasonably required and upon reasonable notice, at Pledgor's own cost and expense, to inspect the Collateral, all records related thereto (and to make extracts and copies from such records) and the premises upon which any of the Collateral is located, to discuss Pledgor's affairs with the officers of Pledgor and its independent accountants and to verify the validity, amount, quality, quantity, value, condition and status of, or any other matter relating to, the Collateral, including by contacting account debtors or others obligated with respect to Collateral and, in the case of Collateral in the possession of any third person, the third Person possessing such Collateral.

         Section 9.        COLLATERAL PROTECTION EXPENSES; PRESERVATION OF
                           COLLATERAL.

                  9.01. Expenses Incurred by Secured Party. If Pledgor fails to discharge taxes or other encumbrances at any time levied or placed on any of the Collateral, make repairs thereto or pay any necessary filing fees or insurance premiums, Secured Party may, in its discretion, discharge such taxes and other encumbrances, make such repairs and pay such filing fees or insurance premiums. Secured Party shall have no obligation to Pledgor to make any such expenditures, nor shall the making thereof relieve Pledgor of any default. Pledgor shall reimburse Secured Party immediately upon demand for any such expenditures pursuant to Section 21.09.

                  9.02. Secured Party's Obligations and Duties. Anything herein to the contrary notwithstanding, Pledgor shall remain liable under each contract or agreement comprised in the Collateral to be observed or performed by Pledgor thereunder. Secured Party shall not have any obligation or liability under any such contract or agreement by reason of or arising out of this Agreement or the receipt by Secured Party of any payment relating to any of the Collateral, nor shall Secured Party be obligated in any manner to perform any of the obligations of Pledgor under or pursuant to any such contract or agreement, to make inquiry as to the nature or sufficiency of any payment received by Secured Party in respect of the Collateral or as to the sufficiency of any performance by any party under any such contract or agreement, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts that may have been assigned to Secured Party or to which Secured Party may be entitled at any time or times. Secured Party's sole duty with respect to the custody, safe keeping and physical preservation of the Collateral in its possession, under Section 9-207 of the NYUCC or otherwise, shall be to deal with such Collateral in the same manner as Secured Party deals with similar property for its own account.

                  9.03. Use of Collateral. With respect to any Collateral in the possession of Secured Party, or a bailee or other third party holding on its behalf, Secured Party (acting on instructions received pursuant to the terms of the STID) may, at any time after the occurrence and during the continuance of an Enforcement Event a, use or operate such Collateral in any manner and to the extent determined by Secured Party.

         Section 10.       SECURITIES AND DEPOSITS. Without limitation of
Section 6.06, Secured Party (acting on instructions received pursuant to the terms of the STID) may at any time after the occurrence and during the continuance of an Enforcement Event, at its option, transfer to itself or any nominee any securities constituting Collateral, receive any income thereon and hold such income as additional Collateral or apply it to the Secured Obligations in accordance with the STID. Whether or not any Secured Obligations are due, Secured Party may after the occurrence and during the continuance of an Enforcement Event demand, sue for, collect, or make any settlement or compromise that it deems desirable with respect to the Collateral. Regardless of the adequacy of Collateral or any other security for the Secured Obligations, any deposits or other sums at any time credited by or due from Secured Party to Pledgor may at any time be applied to or set off against any of the Secured Obligations whether or not due and owing.

         Section 11. NOTIFICATION TO ACCOUNT DEBTORS AND OTHER PERSONS OBLIGATED ON COLLATERAL. If an Enforcement Event shall have occurred and be continuing, Pledgor shall notify account debtors and other persons obligated on any of the Collateral of the security interest of Secured Party in any account, chattel paper, general intangible, instrument or other Collateral and that payment thereof is to be made directly to Secured Party or to any financial institution designated by Secured Party as Secured Party's agent therefor, and Secured Party (acting on instructions received pursuant to the terms of the STID) may itself, if an Enforcement Event shall have occurred and be continuing, without notice to or demand upon Pledgor, so notify account debtors and other persons obligated on Collateral. After the giving of any such notification, Pledgor shall hold any proceeds of collection of accounts, chattel paper, general intangibles, instruments and other Collateral received by Pledgor as trustee for Secured Party without commingling the same with other funds of Pledgor and shall turn the same over to Secured Party in the identical form received, together with any necessary endorsements or assignments. Secured Party may apply the proceeds of collection of accounts, chattel paper, general intangibles, instruments and other Collateral received by Secured Party to the Secured Obligations or hold such proceeds as additional Collateral, at the option of Secured Party in accordance with the STID. The provisions of Section 9-209 of the NYUCC shall not apply to any account, chattel paper or payment intangible as to which notification of assignment has been sent to the account debtor or other person obligation on the Collateral.

         Section 12.       POWER OF ATTORNEY.

                  12.01. Appointment and Powers of Secured Party. Pledgor hereby irrevocably constitutes and appoints Secured Party and any director, officer or agent thereof, with full power of substitution, as its true and lawful attorneys-in-fact with full irrevocable power and authority in the place and stead of Pledgor or in Secured Party's own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments that may be necessary or desirable to accomplish the purposes of this Agreement and any agreement entered into pursuant to the terms hereof (including, without limitation, the Deposit Account Control Agreements) and, without limiting the generality of the foregoing, hereby gives said attorneys the power and right, on behalf of Pledgor, without notice to or assent by Pledgor, to do the following:

                           (a)      upon the occurrence and during the
continuance of an Enforcement Event (and in accordance with clauses 9 and 10 of the STID), and at the expense of Pledgor, generally to sell, transfer, pledge, license, lease, otherwise dispose of, make any agreement with respect to or otherwise deal with any of the Collateral in such manner as is consistent with the NYUCC and as fully and completely as though Secured Party were the absolute owner thereof for all purposes, and to do at Pledgor's expense, at any time, or from time to time, all acts and things that Secured Party deems necessary to protect, preserve or realize upon the Collateral and the Security Interest therein, in order to effect the intent of this Agreement, all as fully and effectively as Pledgor might do, including, without limitation: (i) making, settling and adjusting claims in respect of Collateral under policies of insurance, endorsing the name of such Pledgor on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance and for making all determinations and decisions with respect thereto; (ii) filing and prosecuting registration and transfer applications with the appropriate federal or local agencies or authorities with respect to trademarks, copyrights and patentable inventions and processes; (iii) upon written notice to Pledgor, exercising voting rights with respect to voting securities, which rights may be exercised, if Secured Party so elects, with a view to causing the liquidation in a commercially reasonable manner of assets of the issuer of any such securities; and (iv) executing, delivering and recording, in connection with any sale or other disposition of any Collateral, of the endorsements, assignments or other instruments of conveyance or transfer with respect to such Collateral; and

                           (b)      to the extent that Pledgor's authorization
given in Section 3 is not sufficient to file such financing statements with respect hereto, with or without Pledgor's signature, or a photocopy of this Agreement in substitution for a financing statement, as Secured Party may deem appropriate and to execute in Pledgor's name such financing statements and amendments thereto and continuation statements that may require Pledgor's signature.

                  12.02. Ratification by Pledgor. To the extent permitted by law, Pledgor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue of this Section 12. This power of attorney is a power coupled with an interest and is irrevocable.

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                                                                              15

                  12.03. No Duty on Secured Party. The powers conferred on Secured Party, its directors, officers and agents pursuant to this Section 12 are solely to protect Secured Party's interests in the Collateral and shall not impose any duty upon any of them to exercise any such powers. Secured Party shall be accountable only for the amounts that it actually receives as a result of the exercise of such powers, and neither it nor any of its officers, directors, employees or agents shall be responsible to Pledgor for any act or failure to act, except for Secured Party's own gross negligence or willful misconduct.

         Section 13. REMEDIES. In each case below, subject to the limitations on enforcement by the Secured Party in clauses 9 and 10 of the STID;

                  13.01. Remedies upon Default. If an Enforcement Event shall have occurred and be continuing, Secured Party (acting on instructions received pursuant to the terms of the STID) may, without notice to or demand upon Pledgor, declare this Agreement to be in default, and Secured Party shall thereafter have in any jurisdiction in which enforcement hereof is sought, in addition to all other rights and remedies, the rights and remedies of a secured party under the NYUCC or the UCC of any other jurisdiction in which Collateral is located, including, without limitation, the right to take possession of the Collateral, and for that purpose Secured Party may, so far as Pledgor can give authority therefor, enter upon any premises on which the Collateral may be situated and remove the same therefrom. Secured Party may in its discretion require Pledgor to assemble all or any part of the Collateral at such location or locations within the jurisdiction(s) of Pledgor's principal office(s) or at such other locations as Secured Party may reasonably designate. Unless the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, Secured Party shall give to Pledgor at least ten (10) days' prior written notice of the time and place of any public sale of Collateral or of the time after which any private sale or any other intended disposition is to be made. Pledgor hereby acknowledges that ten
(10) days' prior written notice of such sale or sales shall be reasonable notice. In addition, Pledgor waives any and all rights that it may have to a judicial hearing in advance of the enforcement of any of Secured Party's rights hereunder, including, without limitation, its right following an Enforcement Event to take immediate possession of the Collateral and to exercise its rights with respect thereto. The provisions of Section 9-209 of the NYUCC shall not apply to any account, chattel paper or payment intangible as to which notification of assignment has been sent to the account debtor. In addition, Secured Party shall have the right to set off any and all obligations of Secured Party owing to Pledgor under or pursuant to any Relevant Document, in respect of Collateral or otherwise, against any and all Secured Obligations and any and all other obligations under any and all of the Relevant Documents, or any other instrument or agreement owing by Pledgor or any affiliate of Pledgor to Secured Party under this Agreement or any of the other Relevant Documents, regardless of whether any such obligations of Pledgor or any affiliate of Pledgor is mature or unmature. In the case of unmatured obligations, Secured Party may estimate the amount thereof in good faith.

         Section 14. STANDARDS FOR EXERCISING REMEDIES. To the extent that applicable law imposes duties on Secured Party to exercise remedies in a commercially reasonable manner, Pledgor acknowledges and agrees (subject to clause 14 of the STID) that it is not commercially unreasonable for Secured Party (a) to fail to incur expenses reasonably deemed significant by Secured Party to prepare Collateral for disposition or otherwise to complete raw material or work in process into finished goods or other finished products for disposition or to postpone any such disposition pending any such preparation or processing; (b) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of;
(c) to fail to exercise collection remedies against account debtors or other persons obligated on Collateral or to remove any Lien on or any adverse claims against Collateral; (d) to exercise collection remedies against account debtors and other persons obligated on Collateral directly or through the use of collection agencies and other collection specialists; (e) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature; (f) to contact other persons, whether or not in the same business as Pledgor, for expressions of interest in acquiring all or any portion of the Collateral; (g) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the collateral is of a specialized nature; (h) to dispose of Collateral by utilizing Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets; (i) to dispose of assets in wholesale rather than retail markets; (j) to disclaim disposition warranties;
(k) to purchase insurance or credit enhancements to insure Secured Party against risks of loss, collection or disposition of Collateral or to provide to Secured Party a guaranteed return from the collection or disposition of Collateral; or
(l) to the extent deemed appropriate by Secured Party, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist Secured Party in the collection or disposition of any of the Collateral. Pledgor acknowledges that the purpose of this Section 14 is to provide non-exhaustive indications of what actions or omissions by Secured Party would not be commercially unreasonable in Secured Party's exercise of remedies against the Collateral and that other actions or omissions by Secured Party shall not be deemed commercially unreasonable solely on account of not being indicated in this Section 14. Without limiting the foregoing, nothing contained in this
Section 14 shall be construed to grant any rights to Pledgor or to impose any duties on Secured Party that would not have been granted or imposed by this Agreement or by applicable law in the absence of this Section 14.

         Section 15.       WAIVERS BY PLEDGOR; OBLIGATIONS ABSOLUTE.

                           (a)      Pledgor waives demand, notice, protest,
notice of acceptance of this Agreement, notice of loans made, credit extended, Collateral received or delivered or other action taken in reliance hereon and all other demands and notices of any description thereof, all in such manner and at such time or times as Secured Party may deem advisable. Secured Party shall have no duty as to the collection or protection of the Collateral or any income thereon, nor as to the preservation of rights against prior parties, nor as to the preservation of any rights pertaining thereto beyond the safe custody thereof as set forth in Section 9.02.

                           (b)      All rights of Secured Party hereunder, the
Security Interest and all obligations of Pledgor hereunder shall be absolute and unconditional irrespective of (i) any lack of validity or enforceability of the Indentures, the STID or any other Relevant Document, any agreement with respect to any of the Secured Obligations or any other agreement or instrument relating to any of the foregoing, (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the Indentures, any other Relevant Document, or any other agreement or instrument, (iii) any exchange,

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                                                                              17

release or non-perfection of any Lien on other collateral, or any release or amendment or waiver of or consent under or departure from or any acceptance of partial payment thereon and or settlement, compromise or adjustment of any of the Secured Obligations or of any guarantee, securing or guaranteeing all or any of the Secured Obligations, or (iv) any other circumstance that might otherwise constitute a defense available to, or a discharge of, Pledgor in respect of the Secured Obligations or this Agreement.

         Section 16. MARSHALLING. Secured Party shall not be required to marshal any present or future collateral security (including but not limited to this Agreement and the Collateral) for, or other assurances of payment of, the Secured Obligations or any of them or to resort to such collateral security or other assurances of payment in any particular order, and all of its rights hereunder and in respect of such collateral security and other assurances of payment shall be cumulative and in addition to all other rights, however existing or arising. To the extent that it lawfully may, Pledgor hereby agrees that it shall not invoke any law relating to the marshalling of collateral that might cause delay in or impede the enforcement of Secured Party's rights under this Agreement or under any other instrument creating or evidencing any of the Secured Obligations or under which any of the Secured Obligations is outstanding or by which any of the Secured Obligations is secured or payment thereof is otherwise assured, and, to the extent that it lawfully may, Pledgor hereby irrevocably waives the benefits of all such laws.

         Section 17. PROCEEDS OF DISPOSITIONS. After deducting all expenses payable by Pledgor, including, without limitation, under Section 21.09(a), and after making any payments required by Sections 9-608(a)(1)(A) or 9-615(a)(1) of the NYUCC, the residue of any proceeds of collection or sale of the Collateral shall, to the extent actually received in cash, be applied to the payment of the remaining Secured Obligations in such order or preference as is provided in the STID, proper allowance and provision being made for any Secured Obligations not then due or held as additional Collateral. Pledgor shall remain liable for any deficiency in the payment of the Secured Obligations.

         Section 18. AMOUNTS DUE HEREUNDER. Until paid, all amounts due and payable by Pledgor hereunder shall be a debt secured by the Collateral and shall bear, whether before or after judgment, interest until paid at a rate per annum set forth in Section 21.09.

         Section 19. TERMINATION. Secured Party shall, at the cost of Pledgor, release the Lien and cancel the security constituted by this Agreement and procure the reassignment (to the extent necessary) to Pledgor of the Collateral in accordance with the terms and subject to the conditions and circumstances set out in clause 5.3 and clause 5.4 of the STID and without recourse to, or any representations or warranty by, Secured Party or any of its nominees.

         Section 20. REINSTATEMENT. The obligations of Pledgor pursuant to this Agreement shall continue to be effective or automatically be reinstated, as the case may be, if at any time payment of any of the Secured Obligations is rescinded or otherwise must be restored or returned by Secured Party upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of Pledgor or any other obligor or otherwise, all as though such payment had not been made.

         Section 21.       MISCELLANEOUS.

                  21.01. Notices. Except as otherwise provided herein, whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by any other party, or whenever any of the parties desires to give and serve upon any other party any communication with respect to this Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and shall be given in the manner and to the address, and deemed received, as provided for in clause 20 of the STID.

                  21.02. GOVERNING LAW; CONSENT TO JURISDICTION. THIS AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES (WHICH PRINCIPLES SHALL BE DEEMED TO EXCLUDE
SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW). Pledgor agrees that any suit for the enforcement of this Agreement may be brought in the courts of the State of New York or any federal court sitting therein and consents to the non-exclusive jurisdiction of such court and to service of process in any such suit being made upon Pledgor by mail at the address specified set forth below its name on the signature pages hereof. Pledgor hereby waives any objection that it may now or hereafter have to the venue of any such suit or any such court or that such suit is brought in an inconvenient court.

                  21.03. WAIVER OF JURY TRIAL, ETC. PLEDGOR WAIVES ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY LITIGATION OR DISPUTE DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THE PERFORMANCE OF ANY SUCH RIGHTS OR OBLIGATIONS. Pledgor certifies that neither Secured Party nor any representative, agent or attorney of Secured Party has represented, expressly or otherwise, that Secured Party would not, in the event of litigation, seek to enforce the foregoing waivers and acknowledges that, in entering into the Indentures and the other Relevant Documents to which Secured Party is a party, Secured Party is relying upon, among other things, the waivers and certifications contained in this Section 21.03.

                  21.04. Counterparts. This Agreement may be executed in two or more separate counterparts, each of which shall constitute an original and all of which shall collectively and separately constitute one and the same agreement.

                  21.05. Headings. The headings of each section of this Agreement are for convenience only and shall not define or limit the provisions thereof.

                  21.06. No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

                  21.07. Severability. In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction).

                  21.08. Survival of Agreement. All covenants, agreements, representations and warranties made by Pledgor herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by Secured Party and shall survive the execution and delivery of the Indentures, regardless of any investigation made by Secured Party, and shall continue in full force and effect until this Agreement shall terminate (or thereafter to the extent provided herein).

                  21.09.   Fees and Expenses; Taxes; Indemnification.

                           (a)      Pledgor shall, from time to time and
promptly on demand by Secured Party reimburse to Secured Party all costs and expenses (including legal fees) on a full indemnity basis together with any applicable VAT incurred by Secured Party (provided that in relation to clause
(i) of this Section 21.09(a), such costs and expenses must be properly incurred) in connection with:

                                    (i)      the execution, release and
discharge of this Agreement and the Security created or intended to be created in respect of the Collateral and perfection of the Security Interest contemplated in this Agreement or in any such documents or forming part of the Security Interest created or intended to be created in respect of the Collateral;

                                    (ii)     the actual or contemplated
exercise, preservation and/or enforcement of any of the rights, powers and remedies of, or the performance of the duties and obligations of, Secured Party, or any amendment or waiver in respect of this Agreement;

                                    (iii)    the foreclosure of any Collateral;
and

                                    (iv)     the preservation and/or enforcement
of the Security created or intended to be created in respect of the Collateral;

the amount of which costs and expenses shall carry interest from the date of such demand until so reimbursed at the rate and on the basis set forth in clause
18.4.1 of the STID.

                           (b)      Pledgor shall pay, promptly on demand of
Secured Party all stamp, registration, notarial and other similar Taxes or fees paid or payable by Secured Party in connection with any action taken or contemplated by or on behalf of Secured Party for perfecting, enforcing, releasing, cancelling, reassigning or resolving any doubt concerning, or for any other purpose in relation to this Agreement, any amendment thereto, any transfer and/or assignment of the rights and/or obligations under the same or the Security Interest created or intended to be created in respect of the Collateral and shall, from time to time, indemnify Secured Party promptly on demand against any liabilities, costs, claims and expenses resulting from any failure to pay by Pledgor or any delay by Pledgor in paying any such Taxes or fees.

                           (c)      Clause 19 of the STID is hereby incorporated
herein by this reference with the same effect as though set forth in its entirety herein, as if Pledgor were "Issuer" under such clause.

                           (d)      Any such amounts payable as provided
hereunder shall be additional Secured Obligations secured hereby. The provisions of this Section 21.09 shall remain operative and in full force and effect regardless of the termination of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Notes, the invalidity or unenforceability of any term or provision of this Agreement or the STID, or any investigation made by or on behalf of Secured Party. All amounts due under this Section 21.09 shall be payable on written demand therefor.

                  21.10. Matters Relating to Secured Party. Each of Clauses 14, 15 and 16 of the STID is hereby incorporated herein by this reference with the same effect as though set forth in its entirety herein.

                  21.11. Binding Effect; Several Agreement. This Agreement is binding upon Pledgor and Secured Party and their respective successors and permitted assigns, and shall inure to the benefit of Pledgor, Secured Party and their respective successors and permitted assigns, except that Pledgor shall have no right to assign or transfer its rights or obligations hereunder or any interest herein (and any such assignment or transfer shall be void) except as expressly contemplated by this Agreement or the Indentures. Secured Party may assign and transfer all or any of its rights and obligations under this Agreement in accordance with the STID, and Secured Party shall be entitled to disclose such information concerning the Pledgor and this Agreement as the Secured Party considers appropriate to any actual or proposed direct or indirect successor or to any person to whom information may be required to be disclosed by applicable law.

                  21.12.   Waivers; Amendment.

                           (a)      No failure or delay of Secured Party in
exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of Secured Party hereunder and under the STID are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provisions of this Agreement or consent to any departure by Pledgor therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on Pledgor in any case shall entitle Pledgor to any other or further notice or demand in similar or other circumstances.

                           (b)      Neither this Agreement nor any provision
hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Secured Party and Pledgor, subject to any consent required in accordance with the Indentures and the STID.

                   [the rest of this page intentionally blank]

IN WITNESS WHEREOF, intending to be legally bound, Pledgor has caused this Security Agreement to be duly executed as of the date first above written.

REGENTS PLACE, INC.

By: T.R.C. SHEPHERD
    Name:  T.R.C. SHEPHERD
    Title: ATTORNEY

Address for New York service of process:

Marconi Electronic Systems Holdings Inc.
c/o Marconi Communications, Inc.
333 Pierce Road - Suite 370
Itasca, Illinois 60143 USA
Attention:  Patricia Hoffman
Telecopier No.:  (630) 285-1514

ACCEPTED AND AGREED:

THE LAW DEBENTURE TRUST CORPORATION p.l.c.
as Secured Party

By: R.D. RANCE
    Name:  R.D. RANCE
    Title: DIRECTOR

                                                                    Exhibit A to
                                                              Security Agreement

                             PERFECTION CERTIFICATE

Reference is made to the Security Agreement dated as of MAY 19TH, 2003 (the "SECURITY AGREEMENT") between Regents Place, Inc., a corporation (the "GRANTOR") and The Law Debenture Trust Corporation p.l.c. as Security Trustee (the "SECURED PARTY"). Capitalized terms used herein without definition shall have the respective meanings assigned to such terms in the Security Agreement.

The undersigned, the Authorized Signatory of the Grantor, hereby certifies to the Secured Party as follows:

1. NAME. The exact legal name of the Grantor as that name appears on its Certificate of Incorporation is as follows:

         Regents Place, Inc.

         (Source: Uniform Commercial Code ("UCC") Section 9-503(a).)

2.  OTHER IDENTIFYING FACTORS.

         (a)               The following is the mailing address of the Grantor:

         c/o Marconi Communications, Inc.

         333 Pierce Road - Suite 370

         Itasca, IL 60143

         (Source: UCC Section 9-516(b)(5)(A).)

         (b) If different from its mailing address, the Grantor's place of business or, if the Grantor has more than one place of business, its chief executive office, is located at the following address:

Address                     County                    State
-------                     ------                    -----
None.

         (Source:          UCC Sections 9-301(a) and 9-307; former UCC Sections
         9-103(3), 9-103(4), 9-401(6).)

         (c)               The following is the type of organization of the
         Grantor:

         Corporation

         (Source: UCC Section 9-516(b)(5)(C).)

         (d) The following is the jurisdiction of the Grantor's organization:

         Delaware

         (Source: UCC Section 9-516(b)(5)(C).)

         (e) The following is the Grantor's state-issued organizational identification number:

         3475003

         (Source: UCC Section 9-516(b)(5)(C).)

3.  OTHER CURRENT LOCATIONS.

         (a) The following are all other locations in the United States of America in which the Grantor maintains any books or records relating to any of the Collateral consisting of accounts, instruments, chattel paper, general intangibles or mobile goods:

Address                     County                    State
-------                     ------                    -----
None.

         (Source: UCC Sections 9-301(b) and (c); former UCC Sections 9-103(3), 9-103(4), 9-401(6).)

         (b) The following are all other locations in the United States of America where any of the Collateral consisting of inventory or equipment is located:

Address                     County                    State
-------                     ------                    -----
None.

         (Source: UCC Sections 9-301(b) and (c); former UCC Section 9-103(1).)

         (c) The following are the names and addresses of all persons or entities other than the Grantor, such as lessees, consignees, processors, warehousemen or purchasers of chattel paper, which persons or entities have possession or are intended to have possession of any of the Collateral consisting of instruments, chattel paper, inventory or equipment and the nature of such possession, if the Collateral is held by such person or entity for more than 90 days and has a book or face value, as the case may be, equal to or greater than $5,000,000 (five million dollars):

        None.

4. INTELLECTUAL PROPERTY. Attached hereto as Schedule 4A is a schedule setting forth all of the Grantor's Patents, Patent Licenses, Trademarks and Trademark Licenses, including the registration number and the expiration date of each Patent, Patent License, Trademark and Trademark License owned by the Grantor. Attached hereto as Schedule 4B is a schedule setting forth all of the Grantor's Copyrights and Copyright Licenses, including the registration number and the expiration date of each Copyright or Copyright License owned by the Grantor.

5. UNUSUAL TRANSACTIONS. Except for those purchases, acquisitions and other transactions described on Schedule 3 or on Schedule 8 attached hereto, all of the Collateral has been originated by the Grantor in the ordinary course of the Grantor's business or consists of goods that have been acquired by the Grantor in the ordinary course from a person in the business of selling goods of that kind.

         None.

         (Source: UCC Sections 9-102(a)(64), 9-203(f), 9-301(b), 9-315(a) and
         9-316; former UCC Sections 1-201(9), 9-306(2) and 9-402(7) (third sentence); see also former UCC Section 9-301(1)(c).)

6. UCC FILINGS. Attached hereto as Schedule 6 is a copy of financing statement filed or to be filed in the central UCC filing office in the jurisdiction identified in Section 2(d) and in each real estate recording office referred to on Schedule 6 hereto.

7. SCHEDULE OF FILING. Attached hereto as Schedule 7 is a schedule setting forth filing information with respect to the filings described in
         Section 7.

8. STOCK OWNERSHIP AND OTHER EQUITY INTERESTS. Attached hereto as Schedule 8 is a true and correct list of each equity investment of the Grantor.

9. DEBT INSTRUMENTS. Attached hereto as Schedule 9 is a true and correct list of all promissory notes and other evidence of indebtedness held by the Grantor, including all intercompany notes, that have a book or face value, as the case may be, equal to or greater than $5,000,000 (five million dollars), and additionally for letters of credit, with a term of 90 days or longer.

IN WITNESS WHEREOF, I have hereunto signed this Certificate on MAY 19TH, 2003.

         T.C.R. SHEPHERD

                  Name:  T.C.R. SHEPHERD
                  Title: ATTORNEY

                                   SCHEDULE 4A

                                      None.

                                   SCHEDULE 4B

                                      None.

                                   SCHEDULE 5

                                      None.

                                   SCHEDULE 6

                                   SCHEDULE 7

                                                       SCHEDULE 8

         Shares in:

         Marconi Inc.

                                                       SCHEDULE 9

                                                         None.

                                                                    EXHIBIT B TO
                                                              SECURITY AGREEMENT

                        SUPPLEMENT TO SECURITY AGREEMENT

                                  (COPYRIGHTS)

WHEREAS, REGENTS PLACE, INC., a Delaware corporation (herein referred to as "PLEDGOR"), having an address at c/o Marconi Communications, Inc., 333 Pierce Road - Suite 370, Itasca, IL 60143, has adopted, used and is using the copyrights listed on the annexed Schedule 1-A, which copyrights are registered in the United States Copyright Office (the "COPYRIGHTS");

WHEREAS, the Pledgor has entered into a Security Agreement dated as of May 19, 2003 (said Security Agreement, as it may hereafter be amended or otherwise modified from time to time being the "SECURITY AGREEMENT", the terms defined therein and not otherwise defined herein being used herein as therein defined) in favor of the Secured Party; and

WHEREAS, pursuant to the Security Agreement, the Pledgor has granted to Secured Party a security interest in all right, title and interest of the Pledgor in and to the Copyrights, and the registrations and recordings thereof in the United States Copyright Office or any other country or any political subdivision thereof, all whether now or hereafter owned or licensable by the Pledgor and all extensions or renewals thereof and all Copyright Licenses, and all proceeds of all of the foregoing, including, without limitation, any claims by the Pledgor against third parties for infringement thereof (the "COLLATERAL"), to secure the payment and performance of the Secured Obligations.

NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, the Pledgor does hereby further confirm, and put on the public record, its grant to Secured Party of a security interest in and mortgage on the Collateral to secure the prompt payment and performance of the Secured Obligations.

The Pledgor does hereby further acknowledge and affirm that the rights and remedies of Secured Party with respect to the assignment of and grant of a security interest in the Collateral made hereby are more fully set forth in the Security Agreement, the terms and provisions of which are hereby incorporated herein by reference as if fully set forth herein.

Secured Party's address is 5th Floor, 100 Wood Street, London EC2V 7EX, United Kingdom.

IN WITNESS WHEREOF, the Pledgor has duly executed or caused this Agreement to be
duly executed as of [     ].

REGENTS PLACE, INC.

By: _____________________
    Name:
    Title:

STATE OF   )

           )ss.:

COUNTY OF  )

On this ____ day of __________, ____, before me personally appeared __________________, to me known, who, being by me duly sworn, did depose and say that he/she resides at _________________________________________ and that he/she is _______________ of Pledgor; that he/she knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was affixed pursuant to authority of the Board of Directors of said corporation and that he/she signed his/her name thereto in his/her capacity as an authorized officer of said corporation pursuant to such authority.

                                                        ________________________

                                                               Notary Public

                                                                 SCHEDULE 1-A TO
                                                SUPPLEMENT TO SECURITY AGREEMENT

                                  (COPYRIGHTS)

     COPYRIGHT                           REGISTRATION DATE                    REGISTRATION NO.
----------------------              ---------------------------          ------------------------

                                                                    EXHIBIT C TO
                                                              SECURITY AGREEMENT

                        SUPPLEMENT TO SECURITY AGREEMENT

                                    (PATENTS)

WHEREAS, REGENTS PLACE, INC., a Delaware corporation (herein referred to as "PLEDGOR"), having an address at c/o Marconi Communications, Inc., 333 Pierce Road - Suite 370, Itasca, IL 60143, owns the letters patent, and/or applications for letters patent, of the United States of America, more particularly described on Schedule 1-A annexed hereto as part hereof (the "PATENTS");

WHEREAS, the Pledgor has entered into a Security Agreement dated as of May 19, 2003 (said Security Agreement, as it may hereafter be amended or otherwise modified from time to time being the "SECURITY AGREEMENT", the terms defined therein and not otherwise defined herein being used herein as therein defined) in favor of the Secured Party; and

WHEREAS, pursuant to the Security Agreement, the Pledgor has granted to Secured Party a security interest in all right, title and interest of Pledgor in and to the Patents, together with all registrations and recordings thereof, including, without limitation, applications, registrations and recordings in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, all whether now or hereafter owned or licensable by Pledgor, and all reissues, continuations, continuations-in-part, term restorations or extensions thereof, all Patent Licenses and all proceeds of all of the foregoing, including, without limitation, any claims by Pledgor against third parties for infringement thereof for the full term of the Patents (the "COLLATERAL"), to secure the prompt payment and performance of the Secured Obligations.

NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, the Pledgor does hereby further confirm, and put on the public record, its grant to Secured Party of a security interest in and mortgage on the Collateral to secure the prompt payment and performance of the Secured Obligations.

The Pledgor does hereby further acknowledge and affirm that the rights and remedies of Secured Party with respect to the assignment of and grant of a security interest in the Collateral made hereby are more fully set forth in the Security Agreement, the terms and provisions of which are hereby incorporated herein by reference as if fully set forth herein.

Secured Party's address is 5th Floor, 100 Wood Street, London EC2V 7EX, United Kingdom.

IN WITNESS WHEREOF, the Pledgor has duly executed or caused this Supplement to
Security Agreement to be duly executed as of [    ].

REGENTS PLACE, INC.

By: _____________________________
    Name:
    Title:

STATE OF   )

           )ss.:

COUNTY OF  )

On this ____ day of ____________, before me personally appeared ________________, to me known, who, being by me duly sworn, did depose and say that he/she resides at _________________________________ and that he/she is
_______________ of Pledgor; that he/she knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was affixed pursuant to authority of the Board of Directors of said corporation and that he/she signed his/her name thereto in his/her capacity as an authorized officer of said corporation pursuant to such authority.

                                                       _________________________

                                                              Notary Public

                                                                 SCHEDULE 1-A TO
                                                SUPPLEMENT TO SECURITY AGREEMENT

                                    (PATENTS)

                                 DATE FILED                   SERIAL NO. OR
      TITLE                      OR GRANTED                     PATENT NO.
-------------------       ------------------------      ------------------------

                                                                    EXHIBIT D TO
                                                              SECURITY AGREEMENT

                        SUPPLEMENT TO SECURITY AGREEMENT

                                  (TRADEMARKS)

WHEREAS, REGENTS PLACE, INC., a Delaware corporation (herein referred to as "PLEDGOR"), having an address at c/o Marconi Communications, Inc., 333 Pierce Road - Suite 370, Itasca, IL 60143, (1) has adopted, used and is using, or (2) has intended to use and filed an application indicating that intention, but has not yet filed an allegation of use under Section l(c) or l(d) of the Trademark Act, or (3) has filed an application based on an intention to use and has since used and has filed an allegation of use under Section l(c) or l(d) of the Trademark Act, the trademarks, trade names, trade styles and service marks listed on the annexed Schedule 1-A, which trademarks, trade names, trade styles and service marks are registered in the United States Patent and Trademark Office (the "TRADEMARKS"); and

WHEREAS, the Pledgor has entered into a Security Agreement dated as of May 19, 2003 (said Security Agreement, as it may hereafter be amended or otherwise modified from time to time being the "SECURITY AGREEMENT", the terms defined therein and not otherwise defined herein being used herein as therein defined) in favor of the Secured Party; and

WHEREAS, pursuant to the Security Agreement, the Pledgor has granted to Secured Party a security interest in all right, title and interest of the Pledgor in and to the Trademarks, together with all prints and labels on which said Trademarks have appeared or appear, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, and the goodwill of the business symbolized by the Trademarks and the applications, registrations and recordings in the United States Patent and Trademark Office or in any similar office or agency of the United States of America, any State thereof, or any other country or any political subdivision thereof, all whether now or hereafter owned or licensable by Pledgor, and all reissues, extensions or renewals thereof, all Trademark Licenses and all proceeds of all of the foregoing, including, without limitation, any claims by Pledgor against third parties for infringement thereof (the "COLLATERAL"), to secure the payment and performance of the Secured Obligations.

NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, the Pledgor does hereby further confirm, and put on the public record, its grant to Secured Party of a security interest in and mortgage on the Collateral to secure the prompt payment and performance of the Secured Obligations.

The Pledgor does hereby further acknowledge and affirm that the rights and remedies of Secured Party with respect to the grant of, security interest in and mortgage on the Collateral made hereby are more fully set forth in the Security Agreement; the terms and provisions of which are hereby incorporated herein by reference as if fully set forth herein.

Secured Party's address is 5th Floor, 100 Wood Street, London EC2V 7EX, United Kingdom.

IN WITNESS WHEREOF, the Pledgor has duly executed or caused this Supplement to
the Security Agreement to be duly executed as of [    ].

REGENTS PLACE, INC.

By: ___________________________
    Name:
    Title:

STATE OF   )

           )ss.:

COUNTY OF  )

On this ____ day of _________, ____, before me personally appeared ___________________, to me known, who, being by me duly sworn, did depose and say that he/she resides at _________________________________________ and that he/she is _______________ of Pledgor; that he/she knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was affixed pursuant to authority of the Board of Directors of said corporation and that he/she signed his/her name thereto in his/her capacity as an authorized officer of said corporation pursuant to such authority.

                                                         _______________________

                                                               Notary Public

                                                                 SCHEDULE 1-A TO
                                                SUPPLEMENT TO SECURITY AGREEMENT

                                   TRADEMARKS

                               APPLICATION OR              APPLICATION SERIAL NO. OR
   TRADEMARK                 REGISTRATION DATE                REGISTRATION NO.
------------------      -------------------------      --------------------------------